UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2025

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 26, 2025, XCF Global Capital Inc. (“XCF Global Capital”), a subsidiary of XCF Global, Inc. (the “Company”), filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “XCF Global Capital 10-Q”) with the Securities and Exchange Commission (“SEC”). The XCF Global Capital 10-Q included a discussion of certain risks relating to XCF Global Capital under “Part II – Item 1A. Risk Factors” that also apply to the Company.

Pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended, the Company hereby incorporates by reference into this Current Report on Form 8-K the risk factors disclosed in “Part II – Item 1A. Risk Factors” of the XCF Global Capital 10-Q. The risk factors disclosed in “Part II – Item 1A. Risk Factors” of the XCF Global Capital 10-Q is available on the SEC’s website at the following hyperlink: Risk Factors.

The risk factors included in the XCF Global Capital 10-Q are also risk factors of the Company, and investors should consider such risk factors when evaluating an investment in the Company’s securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

Date: September 26, 2025

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